INDEPENDENT AUDITORS' REPORT

	To the Board of Trustees and Shareholders of Federated Adjustable Rate U.S. Government Fund

In planning and performing our audit of the financial statements of Federated
 Adjustable Rate U.S. Government Fund (the "Fund") for the year ended February 28,1999 (on which we have issued our reports dated April 9,1999), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance


The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding acquisition, use, or disposition.

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the Fund's internal control would not necessarily
disclose all matters in 	internal control that might be material weaknesses
under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited within a timely period by employees in the normal course of  performing their assigned functions.  However, we noted no matters involving the
Fund's internal control and its operation, 	including controls for
safeguarding securities, that we consider to be material weaknesses as defined above as of February 28, 1999.

This report is intended solely for the information and use of management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




	April 9, 1999